EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

         This Agreement is made as of the 21st day of August 2002, by and between Barry Tenzer (the "Seller") and The Vantage Group Ltd. (the "Purchaser").

         WHEREAS, Seller owns 4,840,188 shares of common stock, $.0001 par value per share (the "Common Stock") of Associated Automotive Group Incorporated
(AAGI) (the "Company"); and

         WHEREAS, Seller wishes to sell to the Purchaser 3,540,188 shares of the Company's Common Stock (the "Shares") and Purchaser is desirous of acquiring the Shares on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and intending to be legally bound hereby, upon closing, as hereinafter defined, the parties hereby agree as follows:

         1. Sale and Delivery of Shares.

            (a) Subject to and upon the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller the Shares. Seller will deliver the Shares to Purchaser at the Closing, which Shares will be delivered to Purchaser with executed stock powers or registered in the name of Purchaser.

            (b) The closing (the "Closing") shall take place within twenty business days of the date of this Agreement at the offices of the Purchaser, or at such other place as the parties shall mutually agree.

         2. Purchase Price. The purchase price (hereinafter the "Purchase Price") being paid by Purchaser to Seller for all the Shares being sold and purchased hereunder shall be Four Hundred Thirty-Six Thousand Two Hundred Thirty-One ($436,231) Dollars. The Purchase Price is payable in traunches over twenty business days commencing August 26, 2002 to total $436,231.

         3. Representations and Warranties of Purchaser. The Seller hereby represents and warrants to the Purchaser that the Seller has good title, beneficially and of record, to the Shares, free and clear of all claims, liens, encumbrances and options to purchase; such Shares have been validly issued and outstanding, fully paid and non-assessable; and Seller has full legal right, power and authority to sell, assign and transfer the Shares to the Purchaser. Delivery of the certificates for the Shares, as provided in paragraph 1 of this Agreement will vest in the Purchaser ownership of the Shares, free and clear of all claims, liens, encumbrances and options to purchase.


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         4. Representation and Warranties of Purchaser. The Purchaser hereby represents and Warrants to the Seller:

            (a) That Purchaser has full authority to enter into this Agreement and to effect the transactions contemplated hereby.

            (b) Purchaser has made its own investigation into the condition and prospects (financial, business, operations, liquidity, assets, liabilities or obligations) of the Company and has not relied on any representation or warranty of Seller in making its decision to enter into this Agreement or Purchase the Shares from the Seller.

         5. Survival of Representations and Warranties. The Seller and the Purchaser each hereby covenant and agree that the representations and warranties of the parties set forth in this Agreement shall survive the execution of this Agreement for a period of twenty- four months after the Closing, at which time all such warranties and representations set forth herein and all liability of the parties with respect thereto shall terminate (regardless of what investigations or verifications may be made by the Parties, or any of their agents or representatives).

         6. Default. The occurrence of anyone or more of the following events shall constitute an Event of Default:

            (a) Purchaser fails to deliver payment to the Seller pursuant to Paragraph 2 above on the Closing Date;

            (b) Seller or Purchaser fails to observe or perform any obligation to be performed under this Agreement;

         Upon the happening of any Event of Default by Seller or Purchaser, immediately and without further notice, all obligations of the non-defaulting party under this Agreement shall terminate at the non-defaulting party's sole option.

         7. General and Miscellaneous.

            (a) No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for Performance of any obligation or act shall be deemed an extension of the time for perfomance of any other obligation or act.

            (b) All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express Priority overnight delivery and shall be deemed received upon mailing thereof to the address specified above. Notices of change of address shall be given by written notice in the manner detailed in this paragraph.

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            (c) This Agreement shall be binding upon and shall inure to the benefit of the Permitted successors and assigns of the parties hereto.

            (d) This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, or teminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

            (e) Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

            (f) The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of New York any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall be brought and prosecuted in such Court or Courts located in the State of New York as is provided by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.

SELLER


/s/ Barry Tenzer
---------------------------------
BARRY TENZER


PURCHASER


/s/ The Vantage Group Ltd.
---------------------------------
THE VANTAGE GROUP LTD.





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